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                                                                EXHIBIT 10.1


                            EXPENSE SHARING AGREEMENT


                  This Expense Sharing Agreement ("Agreement") is made this 1st day of February, 1997, by and between RVP Development Corporation, a Michigan corporation, of 20 Monroe Avenue, N.W., Suite 450, Grand Rapids, Michigan 49503 ("RVP") and U.S. Xchange, L.L.C., a Michigan limited liability company, of 20 Monroe Avenue, N.W., Suite 450, Grand Rapids, Michigan 49503 ("USX").

                               Statement of Facts

                  RVP and USX share common ownership. RVP has leased the premises located at 20 Monroe Avenue, N.W., Grand Rapids, Michigan (the "Premises") and has hired certain employees. USX wishes to utilize a portion of the Premises and to utilize the expertise of certain employees of RVP. RVP has agreed to allow USX to utilize a portion of the Premises and certain of RVP's employees under the terms and conditions contained in this Agreement.

                                    Agreement

                  In consideration of the facts stated above and the mutual covenants of the parties contained in this Agreement, the parties agree as follows:

                  1. Use of the Premises. RVP agrees to allow USX to occupy a portion of the Premises as is mutually agreed upon by RVP and USX from time to time. On a monthly basis, USX shall reimburse RVP for its proportionate share of the previous month's rental costs, utility costs, janitorial costs, insurance costs, telephone costs, office supplies costs and any other similar direct costs based upon the percentage square footage of the Premises occupied by USX as compared to the total square footage of the Premises. Such payment shall occur on or before the 15th day of each month and shall be based upon an estimate of such costs as determined by RVP.

                  2. Use of RVP Employees. RVP agrees to allow USX to utilize the services of certain employees of RVP. Attached as Exhibit A is a list of those employees and the estimated percentage of their time which will be devoted to USX endeavors. It is contemplated that Exhibit A shall be updated from time to time by the parties. On a monthly basis, USX shall reimburse RVP for its proportionate share of the previous month's compensation and employee benefit costs for such employees based upon the percentage contained on Exhibit A. Such payment shall occur on or before the 15th day of each month and shall be based upon an estimate of such costs as determined by RVP. Each employee listed on Exhibit A shall continue solely as an employee of RVP and, other than as set forth above, RVP shall be responsible for all salaries, taxes, employee benefits and related costs and expenses in connection with such employees.

                  3. Term. This Agreement shall commence effective Feb 1, 1997 and shall have an initial term of one (1) year. Thereafter, this Agreement shall renew for additional one (1) year terms unless either party provides the other with at least thirty (30) days written notice of termination prior to the date of renewal.
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                  4. Nature of Relationship. The parties agree that no provision of this Agreement shall be construed to create a partnership, joint venture or other relationship between the parties.

                  5.       Miscellaneous Provisions.

                           (a) Assignment. This Agreement may not be assigned by either party hereto without the consent of the other party.

                           (b) Successors Bound. Subject to the provisions of
         Section 5(a), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                           (c) Notices. Any notice, request, instruction or other document deemed by any party hereunder to be necessary or desirable to be given to any other party shall be in writing and shall be conclusively deemed given if delivered in person, if entrusted to a reputable overnight courier service, or if mailed by registered mail or certified mail, postage prepaid, with return receipt requested, addressed to the party at their address set forth above or to such other addresses as either party may designate in a written notice served upon the other party in the manner provided herein.

                           (d) Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

                           (e) Entire Agreement. This Agreement represents the entire agreement among the parties relating to the subject matter hereof, and supersedes all prior agreements relating to the subject matter hereof.

                           (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                           (g) Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws, and not the law of conflicts, of the State of Michigan.

                           (h) Severability. If any provision herein is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Agreement, and the remainder of this Agreement shall not be affected or impaired thereby.

                           (i) Attorneys' Fees. If any action, including, without limitation, arbitration, should arise among the parties hereto under this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

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                           (j) Pronouns and Numbers. Whenever the context so
         requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

                           (k) Further Assurances. The parties hereto agree to execute any and all such further agreements, instruments or documents, and to take any and all such further action, as may be necessary or desirable to carry into effect the purpose and intent of this Agreement.

                  WHEREOF, the parties have set their hands effective as of the date first written above.

                                         RVP DEVELOPMENT CORPORATION


                                         By /s/ Richard Postma
                                           -------------------------------------
                                             Richard Postma, Chairman


                                         U.S. XCHANGE, L.L.C.


                                         By  /s/ Richard Postma
                                           -------------------------------------
                                               Richard Postma, Member


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                    EXHIBIT A
                    ---------

Name of Employee               Percentage of Time Devoted to USX
----------------               ---------------------------------

Ron VanderPol                                20%

Randy Veltkamp                               25%

Don Offringa                                 50%

Brian Keil                                   50%